Exhibit 99

Annual Retainer - 2005	$75,000
Chairman of the Board Annual Retainer	$225,000
Vice Chairman of the Board: 1. Annual Retainer 2. Annual Office Expense Reimbursement	1. $75,000 - Same as Non-Chairman annual retainer listed above 2. $30,000
Committee Chairman annual fee: 1. Audit Committee Chair 2. Compensation Committee Chair 3. All other Committee Chairs	1. $9,000 2. $9,000 3. $6,000
Executive Committee Member fees (same for all incl. Chairman)	$7,200 Annually
Common Stock Shares (awarded first business day each January; vests immediately, but held during Board tenure)	$100,000 in stock (variable # of shares)
Charitable Contributions Matching Annual	Up to $20,000
Group Life and Accidental Death Insurance (1)	$175,000
Group Life and Accidental Death Insurance - Chairman only (2)	$450,000
Business Travel Accident Insurance (same for all including Chairman)	$250,000
Certain Local Taxes Paid	Based upon annual compensation
Medical & Dental Benefits	Eligible to participate at employee rates
Retirement	$38,000 annually - only available for Directors who served at 1997; no new directors participate
Restricted Stock (vests immediately, but held during Board tenure; granted initial date of election)	7,500 Shares
(1) Each director has $175,000 basic life and an additional $175,000 if death is accidental.
(2) The Chairman has $450,000 basic life and an additional $450,000 if death is accidental.